UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Plaza America Drive, Suite 500

Reston, Virginia 20190

(Address of principal executive offices) (Zip Code)

(703) 956-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, the Board of Directors of NVR, Inc. (the “Company”) appointed Susan Williamson Ross to the Board of Directors. The Board of Directors also appointed Ms. Ross as a member of the Nominating Committee. Ms. Ross’ term as director will continue until the 2017 Annual Meeting of Shareholders and until her successor is duly elected and qualified. The Board of Directors has determined that Ms. Ross is “independent” under the listing standards of the New York Stock Exchange.

Ms. Ross’ compensation as a non-employee director will be consistent with that provided to all Company non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 1, 2016. In addition, Ms. Ross received a grant of 2,358 non-qualified stock options under the NVR, Inc. 2014 Equity Incentive Plan to purchase NVR, Inc. common stock. One half of the options are time-based and will vest in 25% increments on each of December 31, 2018, 2019, 2020 and 2021, if Ms. Ross is still serving on the Board of Directors at that time. The other half of the options are performance-based and will vest on the same terms as the time-based options, subject to the achievement of a performance metric based on the Company’s return on capital performance during 2016 to 2018. The stock options were issued utilizing the forms of agreement filed as Exhibits 10.2 and 10.4 to our Form 8-K filed on May 7, 2014.

A copy of the press release announcing Ms. Ross’ appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated July 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: July 28, 2016	By:	/s/ Daniel D. Malzahn
Daniel D. Malzahn
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated July 28, 2016.

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